SECURITIES AND EXCHANGE COMMISSION


                          Washington, D.C.  20549


                                FORM 8-K


                             CURRENT REPORT



 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)         July 28, 1999



              MONMOUTH REAL ESTATE INVESTMENT CORPORATION
         (Exact name of Registrant as specified in its charter)



  Delaware                         0-4258                 22-1897375
(State or other jurisdiction     (Commission	            (IRS Employer
    of incorporation)       		   File Number)         Identification Number)



                125 Wyckoff Road, Eatontown, NJ  07724
               (Address of principal executive offices)



 Registrant's telephone number, including area code      (732) 542-4927



     (Former name or former address, if changed since last report.)



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     Item 5.  Other Events.

     On July 28, 1999, Monmouth Real Estate Investment Corporation (Registrant) purchased a 95,883 square foot warehouse facility in Jacksonville, Florida from Regional Development Group, Inc., an unrelated entity. This warehouse facility is 100% net leased to Federal Express
Corporation.   The purchase price was approximately $5,900,000.
Monmouth Real Estate Investment Corporation paid approximately
$200,000 in cash, used approximately $1,600,000 of its revolving line of credit with Summit Bank and assumed a mortgage of approximately $4,100,000. This mortgage payable is at an interest rate of 6.92% and is due December 1, 2016. The property acquired is commercial rental property and will continue to be used as such.

    	The following are the material factors to be considered in assessing the property:

          * Description of Property - The property acquired is a 95,883 square foot warehouse facility located at 3736 Salisbury Road, Jacksonville, Florida.

         	*   Occupancy Rate and Number of Tenants - The  commercial rental
property acquired was constructed in 1998.   Commencing May 30, 1998, the
property was 100% occupied under a 10-year net lease agreement with Federal Express Corporation. This net lease agreement provides that operating expenses, including property taxes, insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

	         * Principal Business of Tenant - Federal Express Corporation uses this property as a distribution facility. Registrant believes that Federal Express Corporation will continue to use this property as such.

	         * Principal Provisions of Lease - The following are the principal provisions of the lease:

                    Term                     			Monthly Rent

               	5/31/98 - 5/31/03             		  $ 42,167
	               6/01/03 - 5/31/08	            		  $ 45,409

	    At the end of the lease term, the tenant has two (5) year options to renew at the greater of 90% of the previous year's rent or the prevailing market rent.

     The Seller assigned the lease to Registrant.


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         	*   Basis  of Acquired Property for Depreciation - The basis  for
depreciation   is   the   purchase   price   of   the   property.
Approximately 80% of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

	         * Anticipated Capital Improvements - The Registrant does not anticipate any significant capital improvements during the term of the lease described above.

	         *   Insurance Coverage - Insurance on the property is paid for by
the tenant.   In the opinion of the Registrant,  this coverage is adequate.

	    Registrant knows of no other material factors relating to the property acquired other that those discussed in this Form 8-K.

    	The following is pro forma  financial information.   The impact  of
the property acquired to the financial statements of the Registrant is as follows:


     ADJUSTMENTS  TO  STATEMENT  OF  INCOME

	    Rental and Occupancy Charges - Increase of $528,000 based upon amortization of the total rental payments for scheduled rent over
     the	remaining lease term.

	    Interest Expense - Increase of $407,000 based upon a mortgage of $4,100,000 at 6.92% interest and total monthly principal and
     interest	payments of $35,490, and a revolving line of credit balance
     increase	of $1,600,000 at prime (currently 8%).

	    Depreciation Expense - Increase of $121,000 based upon 80% of the purchase price being attributed to building and improvements, and
    	straight-line depreciation over a 39 year life.

	    Net Income - No change (rental and occupancy charges less interest expense and depreciation expense).

	    The  effect  of  cash  made available by operations  will  be  an
increase	of $121,000 (net income plus depreciation).



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     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

	    Cash and Cash Equivalents - Decrease of $200,000, the amount of cash used for the purchase.

	    Land and Buildings, Improvements and Equipment - Increase of $5,900,000, based on the purchase price.

	    Notes Payable - Increase of $1,600,000, the amount used on the revolving line of credit.

    	Mortgage Notes Payable - Increase of $4,100,000, the amount of the mortgage on the acquired property.

	    Registrant knows of no other financial statement item which would be materially affected by the acquired property.







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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION




                                /s/Anna T. Chew
                                   ANNA T. CHEW
                                   Controller



     Date       August 9, 1999






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